AMENDMENT TO CONSULTING SERVICES AGREEMENT

THIS AMENDING AGREEMENT made effective as of the 1st day of July, 2008

BETWEEN:

UNBRIDLED ENERGY CORPORATION, a British Columbia company having its registered office at 3000 — 1055 West Georgia Street. Vancouver, British Columbia, V6E 3R3

("Unbridled Energy")

AND:

CARMEN ETCHART of 14915 20th Avenue, White Rock, British Columbia, V4A 8E9

(the "Consultant")

WHEREAS:

A.

Unbridled Energy and the Consultant are the parties to a Consulting Services Agreement made effective July 1, 2006. as amended May 15, 2007 (the "Consulting Agreement"); and

B.

Unbridled Energy and the Consultant now wish to further amend the Consulting Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amending Agreement agree as follows:

1.

SCHEDULE "B"

Schedule "B" to the Consulting Agreement is deleted in its entirety and replaced by Schedule "B" attached to this Amending Agreement.

2.

STATUS OF CONSULTING AGREEMENT

All other terms of the Consulting Agreement remain unchanged and, subject to the amendments set out herein, the Consulting Agreement remains in full force and effect, and the Consulting Agreement and this Amending Agreement will henceforth be read together as one agreement.

3.

COUNTERPARTS

This Amending Agreement may be executed and delivered in any number of counterparts with the same effect as if both parties hereto had signed and delivered the same document and all such counterparts will be construed together to be an original and will constitute one instrument.

SCHEDULE "B"

REMUNERATION

(1)

Unbridled Energy will pay the Consultant a fee of CAD $38.00 per hour for each hour (plus GST) for which the Consultant has rendered Services to Unbridled Energy. The Consultant will invoice Unbridled Energy for all such fees within 10 days after the end of the calendar in which the Services were rendered and such invoices will be due and payable by Unbridled Energy within 21 days after receipt.

(2)

Unbridled Energy will reimburse the Consultant for any reasonable expenses incurred in the performance of the Services, provided same have been pre-approved by the President, Chairman or any other senior officer of Unbridled Energy in accordance with Unbridled Energy's standing policies in effect from time to time. Invoices for expenses will have supporting documentation attached.

2

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement with effect as between them as of the year and date first above written.

Unbridled Energy Corporation